UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): October 17, 2022

SomaLogic, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	85-4298912
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2945 Wilderness Place, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SLGC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SLGCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Chair

On October 17, 2022, SomaLogic, Inc. (the “Company”) announced the appointment of Troy Cox, a current member of the Company’s Board of Directors (the “Board”), as Executive Chair of the Board. Charles M. Lillis will step down as Chairman of the Board but will continue to serve as a member of the Board.

Mr. Cox, 57, has served as a member of the Board since September 2021. Mr. Cox has served as a director of SOPHiA GENETICS SA since July 2019 and as its chairman since February 2020, a director of LetsGetChecked Inc. since October 2019 and as its vice chairman since May 2020, and as a director at Zymeworks Inc. (NYSE: ZYME) since June 2019. Mr. Cox also serves as a director for two non-profits: Massachusetts BioTechnology Council (MassBio) and Dream Foundation. Mr. Cox previously led Foundation Medicine, Inc., a genomic profiling biotechnology company, as President and Chief Executive Officer from February 2017 to February 2019, including its acquisition by Roche in July 2018. Prior to Foundation Medicine, Mr. Cox served as Senior Vice President and Officer at Genentech, Inc., one of the world’s oldest biotechnology companies, from February 2010 to February 2017. Before joining Genentech, Mr. Cox held executive and senior roles of increasingly broad accountabilities including President of CNS operations at UCB BioPharmaceuticals, Senior Vice President at Sanofi-Aventis and diverse foundational roles at Schering-Plough. Mr. Cox received an M.B.A. at the University of Missouri and B.B.A. in Finance from the University of Kentucky. His qualifications to serve as Executive Chair include his extensive experience in the life sciences industry as an executive and in connection with evaluation and execution of business transaction and merger opportunities.

Effective as of his appointment as Executive Chair, Mr. Cox will also assume the responsibilities of the Company’s principal executive officer for purposes of the rules and regulations of the Securities and Exchange Commission. Roy Smythe will retain his current title as the Company’s Chief Executive Officer. In connection with Mr. Cox’s transition to Executive Chair of the Board, on October 17, 2022, the Company and Mr. Cox entered into an Employment Agreement providing for the terms and conditions of his employment with the Company (the “Employment Agreement”). The Employment Agreement includes, among other things, Mr. Cox’s (i) annual base salary of $460,000, (ii) eligibility for an annual incentive bonus of up to 85% of his annual base salary, subject to the achievement of certain financial targets and certain other performance metrics, (iii) eligibility to participate in the Company’s 2021 Omnibus Incentive Plan (the “2021 Plan”) (and any successor equity incentive plan), subject to the terms of the 2021 Plan and as determined by the Board and (iv) eligibility to participate in the Company’s employee benefit plans, as in effect from time to time. The Employment Agreement will terminate upon Mr. Cox’s death, and may be terminated by the Company in the event of his Disability (as defined in the Employment Agreement) or with Cause (as defined in the Employment Agreement). Mr. Cox may resign his employment with the Company with or without Good Reason (as defined in the Employment Agreement). In the event the Company terminates Mr. Cox’s employment without Cause, Mr. Cox resigns his employment for Good Reason, or the Company or its successor terminates Mr. Cox without Cause or Mr. Cox resigns his employment for Good Reason during the twelve month period following a Change of Control (as defined in the Employment Agreement), then Mr. Cox would receive, in addition to accrued but unpaid salary and vested employment benefits through the termination date, such termination benefits offered pursuant to the Company’s then-effective Severance Plan (as discussed below).

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In addition to the compensation Mr. Cox will receive pursuant to the Employment Agreement, the Company also granted 885,416 stock options to Mr. Cox pursuant to the 2021 Plan, one third of which vest on the first anniversary of the grant date, with the remaining portion of the award vesting in equal monthly installments over the subsequent twenty-four months.

There are no family relationships between Mr. Cox and any director or executive officer of the Company, and he does not have direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The press release, dated October 17, 2022, announcing Mr. Cox’s appointment has been filed as Exhibit 99.1 to this report.

Key Employee Severance Plan

On October 17, 2022, the Company’s Compensation Committee, as part of its ongoing review of the Company’s executive compensation and retention programs, approved the SomaLogic, Inc. Key Employee Severance Plan (the “Severance Plan”) and also on October 17, 2022, the Board ratified the Committee’s approval of the Severance Plan. The Severance Plan provides for severance payments and benefits to certain eligible employees, including the Company’s named executive officers.

Under the terms of the Severance Plan, in the event that a participant experiences a Termination Without Cause (as defined in the Severance Plan) or resigns for Good Reason (as defined in the Severance Plan) in each case that is not a Change in Control Termination (as defined below), the participant will receive, subject to his or her satisfaction of the conditions to severance described below, (i) a lump sum severance payment equal to a number of months of his or her base salary, which varies based on the participant’s designated employment tier (from 4 months for “Tier 4” participants to 12 months for “Tier 1” participants), (ii) payment of the premiums for the participant’s continued post-termination health insurance coverage or continued coverage under the Company’s health insurance plans for up to the number of months in the participant’s severance period, and (iii) in the case of a “Tier 1” participant, an additional 12 months’ of vesting acceleration for the participant’s then outstanding and unvested equity awards that are subject to service-based vesting.

In addition, in the event that a participant experiences a Termination Without Cause or resigns for Good Reason within twelve (12) months after a Change in Control (a “Change in Control Termination”), the participant will receive, subject to his or her satisfaction of the conditions to severance described below, (i) a lump sum severance amount equal to a number of months of his or her base salary plus his or her target annual bonus opportunity (prorated for partial years in the severance period), which number of months varies based on the participant’s designated employment tier (from 6 months for “Tier 4” participants to 18 months for “Tier 1” participants), (ii) payment of the premiums for the participant’s continued post-termination health insurance coverage or continued coverage under the Company’s health insurance plans for up to the number of months in the participant’s severance period, and (iii) full vesting acceleration of each of the participant’s then outstanding and unvested equity awards that are subject to service-based vesting.

As a condition to a participant’s receipt of payments or benefits under the Severance Plan, the participant must execute and not revoke a general waiver and release of all claims against the Company. If the payments or benefits payable under the Severance Plan would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, then those payments or benefits will be reduced if such reduction would result in a higher net after tax benefit to the participant.

The foregoing description of the Severance Plan is qualified in its entirety by reference to the text of the Severance Plan filed as Exhibit 10.2 and incorporated herein by reference.

Exhibit No.	Description

10.1	Employment Agreement, dated October 17, 2022, between SomaLogic, Inc. and Troy Cox*
10.2	Key Employee Severance Plan, dated October 17, 2022*
99.1	Press Release issued October 17, 2022
104	Cover Page Interactive Data File

*	Management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SomaLogic, Inc.
(Registrant)

By:	/s/ Ruben Gutierrez
Name:	Ruben Gutierrez
Title:	General Counsel

October 17, 2022

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